UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

The Hartford Mutual Funds, Inc.

The Hartford Mutual Funds II, Inc.

(Name of Registrants as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

   Statement Level – CLIENT (8 lines, 62 characters)

1	As a Hartford Funds shareholder, you may have received proxy

2	materials in the mail relating to several proposals, including

3	new investment-management agreements related to the

4	proposed acquisition of Hartford Funds by Wellington

5	Management. The mailed materials explain the proposals and

6	your available voting options. If you have not yet cast your vote,

7	you may continue to receive additional reminders to do so.

   Broker Level (8 lines, 62 characters)

1	Your clients who are eligible Hartford Funds shareholders should

2	have received proxy materials via mail to vote on several

3	proposals, including new investment-management agreements

4	related to the proposed acquisition of Hartford Funds by

5	Wellington Management. To help answer any questions and explain

6	what clients need to know about the proxy process, please visit

7	hartfordfunds.com to view our proxy resource center with FAQs for

8	financial professionals.